UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2006

Blackboard Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50784	52-2081178
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1899 L Street NW, 5th Floor, Washington, District of Columbia		20036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-463-4860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2005, Blackboard Inc. ("Company") entered into the Sixth Amendment to Lease Agreement by and between 1899 L Street Tower LLC and the Company (the "Amendment").

The Amendment increases the rentable area covered under the lease for the Company's headquarters location in Washington D.C. by 10,750 square feet to 62,665 square feet and extends the term of the lease from May 31, 2007 to January 31, 2008. The initial rent for the additional rental area is $18 per square foot per annum for 646 square feet of the additional space and $38 per square foot per annum for 10,104 square feet of the additional space, plus a pro rata increase in the Company's share of the property's operating expenses and real estate taxes based on the newly acquired space. The Amendment also stipulates the rents payable on the existing space leased by the Company for the period of the extension from June 1, 2007 to January 31, 2008 in amounts ranging from $35.88 to $38.61 per square foot per annum, plus the Company's share of the property's expenses as provided for in the lease.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blackboard Inc.

February 2, 2006	By:	/s/ Matthew Small

Name: Matthew Small
Title: General Counsel